EXHIBIT 8.1

SUBSIDIARIES

List of Subsidiaries

Company Name (English)	Company Name (Chinese)	Country of Incorporation/Formation	Ownership
EPakia Inc.	N/A	Delaware, U.S.	Wholly owned subsidiary of Tantech Holdings Ltd

USCNHK Holding Limited	N/A	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

EAG International Vantage Capitals Limited	欧亚通国际资本有限公司	Hong Kong	Wholly owned subsidiary of Tantech Holdings Ltd

GOHOMEWAY INC	N/A	California, U.S.	Wholly owned subsidiary of Tantech Holdings Ltd

GOHOMEWAY GROUP INC	N/A	California, U.S.	Wholly owned subsidiary of GOHOMEWAY INC

China East Trade Co., Limited	中国上东贸易有限公司	Hong Kong	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Xintong International Trading Limited	鑫通国际贸易有限公司	Hong Kong	85%-owned subsidiary of EAG International Vantage Capitals Limited

Eurasia New Energy Automotive (Jiangsu) Co., Ltd.	欧亚通新能源（江苏）汽车有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Eurasia Holdings (Zhejiang) Co., Ltd.	欧亚通控股（浙江）有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shangchi (Zhejiang) Intelligent Equipment Co., Ltd.	上弛(浙江)智能设备有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shanghai Jiamu Investment Management Co., Ltd.	上海佳木投资管理有限公司	People’s Republic of China	Wholly owned subsidiary of EAG International Vantage Capitals Limited

Shanghai Senhuixin Technology Co., Ltd		People’s Republic of China	Wholly owned subsidiary of Xintong International Trading Limited

Zhejiang Shangchi New Energy Automobile Co., Ltd.	浙江尚尼莱科技有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Wangju Industrial Group Co., Ltd.

Lishui Smart New Energy Automobile Co., Ltd.	丽水智动新能源车辆有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Wangju Industrial Group Co., Ltd.

Zhejiang Zhuguxingqi Technology Co., Ltd.	浙江竹谷兴企业科技有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Wangju Industrial Group Co., Ltd.

Zhejiang Shangchi Medical Equipment Co., Ltd.	浙江上驰医疗装备有限公司	People’s Republic of China	Wholly owned subsidiary of Zhejiang Shangchi Medical Equipment Co., Ltd.

Hangzhou Eurasia Supply Chain Co., Ltd.	杭州欧亚供应链有限公司	People’s Republic of China	Wholly owned subsidiary of Eurasia Holdings (Zhejiang) Co., Ltd.

Gangyu Trading (Jiangsu) Co., Ltd.	港誉贸易（江苏）有限公司	People’s Republic of China	Wholly owned subsidiary of Euroasia New Energy Automotive (Jiangsu) Co., Ltd.

Shanghai Wangju Industrial Group Co., Ltd.	上海旺桔实业集团有限公司	People’s Republic of China	Wholly owned subsidiary of Shanghai Jiamu Investment Management Co., Ltd.

Shenzhen Shangdong Trading Co., Ltd.	深圳市上东贸易有限公司	People’s Republic of China	Wholly owned by Shanghai Wangju Industrial Group Co., Ltd.

First International Commercial Factoring (Shenzhen) Co., Ltd.	首保国际商业保理（深圳）有限公司	People’s Republic of China	75% owned by Shenzhen Shangdong Trading Co., Ltd., 25% owned by China East Trade Co., Limited.